UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/06/2005

NATCO GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15603

DE	222906892
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2950 North Loop West, Suite 700, Houston, TX 77092
(Address of Principal Executive Offices, Including Zip Code)

713-683-9292
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 4.01.    Changes in Registrant's Certifying Accountant

On May 6, 2005, the Audit Committee of NATCO Group Inc.'s Board of Directors concurred with the determination of the committee administering the NATCO Group Profit Sharing and Savings Plan (the "Plan") to retain a new independent registered public accounting firm for the audit of the financial statements of the Plan as of and for the year ended December 31, 2004. The audit reports prepared by KPMG LLP on the Plan's financial statements for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the years ended December 31, 2003 and 2002 and through May 6, 2005, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their audit reports on the financial statements of the Plan for such years. During the years ended December 31, 2003 and 2002 and through May 6, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) related to the Plan.

The Audit Committee of the Board of Directors of NATCO Group Inc., the parent company of the plan sponsor, concurred with the decision to dismiss KPMG.

KPMG was dismissed on May 6, 2005 and was provided a copy of this report and was requested to furnish a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of this letter, dated May 13, 2005, is attached to this Report on Form 8-K as Exhibit 16.1.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits.

Exhibit No.        Description

16.1        Letter dated May 13, 2005 from KPMG LLP

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NATCO GROUP INC.

Date: May 13, 2005.	By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter dated May 13, 2005 from KPMG LLP